Exhibit 3.1

AMENDMENT TO AMENDED AND
RESTATED BYLAWS DATED APRIL 7, 2005
(ADOPTED ON JUNE 7, 2007)

Section 3.4 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation's notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.4.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder's notice as described in this Section 3.4.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder's notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as t o each person w horn the stockholder proposes t o nominate for e lection as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) Except as otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of one or more series of Preferred Stock to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.4, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.4, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.4, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.4 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Articles of Incorporation.

(g) Notwithstanding anything in paragraph (a) regarding nominations made by or at the direction of the Board to the contrary, unless specifically required by applicable law or a stock exchange upon which the Corporation is listed, in the event that over 50% of the voting power of the Corporation is held by an individual, group or another company, the directors meeting the independence standards imposed by applicable law or any stock exchange on which the Corporation is listed (“independent directors”) shall have neither the right nor obligation as directors to cast votes for the nomination of directors; such right and obligation shall rest solely with the duly authorized representative of the controlling individual, group or other company.

Section 3.6  Vacancies; Newly Created Directorships. Unless otherwise provided in the Articles of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of directors by the stockholders at which such director's successor is duly elected and qualified, or until such director's earlier resignation or removal. If, at any time, by reason of death, resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, or as otherwise provided by law for such election. Notwithstanding the foregoing, unless specifically required by applicable law or a stock exchange upon which the Corporation is listed, in the event that over 50% of the voting power of the Corporation is held by an individual, group or another company, the directors meeting the independence standards imposed by applicable law or any stock exchange on which the Corporation is listed (“independent directors”) shall have neither the right nor obligation as directors to cast votes for the nomination or election of directors; such right and obligation shall rest solely with the duly authorized representative of the controlling individual, group or other company.